Exhibit 10.97

SBA COMMUNICATIONS CORPORATION
EXECUTIVE SEVERANCE PLAN

1.Establishment, Effective Date and Term

SBA COMMUNICATIONS CORPORATION, a Florida corporation (the “Company”), hereby establishes the “SBA Communications Corporation Executive Severance Plan”, as may be amended from time to time (the “Plan”). The effective date of this Plan is October 25, 2023 (the “Effective Date”).

2.Purpose

The purpose of this Plan is to retain certain executives of the Company by providing appropriate severance benefits and to ensure their continued dedication to their duties, including in the event of a Change in Control (as defined below).

3.Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below: “Applicable Multiple” shall have the meaning set forth in Section 5(c) of this Plan.

“Base Salary” means the Participant’s annual base salary in effect immediately prior to the Participant’s termination of employment with the Company (but disregarding, for the purpose of any severance computation under this Plan, any reduction that forms the basis for a Good Reason termination).

“Board” shall mean the Board of Directors of the Company.

“Bonus” shall mean the annual incentive bonus for which the Participant is eligible to receive based on the achievement of one or more performance goals, targets, measurements and other factors established for such year by the Committee.

“Business” shall have the meaning set forth in Section 7(a) of this Plan.

“Catch-Up Amount” shall have the meaning set forth in Section 5(f)(i) of this Plan. “Cause” shall means the occurrence of any of the following events: (a) the Participant’s willful, material violation of any law or regulation applicable to the business of the Company Group;

(b) the Participant’s conviction of, or plea of guilty or “no contest” to, a felony; (c) any willful perpetration by the Participant of an act involving moral turpitude or common law fraud, whether or not related to the Participant’s activities on behalf of the Company Group; (d) any act of gross negligence by the Participant in the performance of the Participant’s duties as an employee of the Company; (e) any material violation by the Participant of the Company’s Code of Conduct or Code of Ethics, as in effect from time to time; (f) the willful and continued failure or refusal of the Participant to satisfactorily perform the duties reasonably required of the Participant as an employee of the Company Group; (g) the indictment for any crime, whether a felony or misdemeanor, involving the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or Company Group property where such indictment has a material adverse impact on the Participant’s ability to perform the Participant’s duties for the Company; (h) any willful misconduct by the Participant that is materially injurious to the financial condition, business, or reputation of, or is otherwise materially injurious to, any member of the

Company Group; or (i) any material breach by the Participant of the Participant’s obligations under Section 7(a), (b), (c) or (d) of this Plan. The Committee, in its sole and absolute discretion, shall determine whether a termination of employment or service is for Cause.

“Change in Control” shall be deemed to have occurred when:

(a)any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then-outstanding securities; or

(b)during any 24-month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided that any new director subsequent to the beginning of such period (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the Incumbent Directors shall be an Incumbent Director; or

(c)there is consummated a merger or consolidation of the Company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the securities acquired directly from the Company or its affiliates (other than such securities acquired in connection with the acquisition by the Company or its affiliates of a business)) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(d)the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee or any other committee appointed by the Board to administer this Plan.

“Company” shall have the meaning set forth in Section 1 of this Plan or any successor thereto.

“Company Group” shall mean the Company and its Subsidiaries.

“Continuation Period” shall have the meaning set forth in Section 5(c)(i)(2) of this Plan. “Covered Payments” shall have the meaning set forth in Section 6(a) of this Plan. “Developments” shall have the meaning set forth in Section 7(d) of this Plan.

“Disability” shall mean the Participant’s incapacity due to physical or mental illness (such incapacity being determined by the Company in its reasonable discretion), the Participant shall have been absent for the entire period of six (6) consecutive months.

“Effective Date” shall have the meaning set forth in Section 1 of this Plan. “Eligible Executive” shall have the meaning set forth in Section 4(a) of this Plan. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. “Excise Tax” shall have the meaning set forth in Section 6(a) of this Plan.

“Good Reason” shall mean the occurrence of any of the following events, without the Participant’s prior written consent:

(a)the Participant’s position, title, duties, and reporting responsibilities with the Company in effect immediately prior to such change become less favorable in any material respect; provided, however, Good Reason shall not be deemed to occur under this clause (a) if either (A) the following three conditions are satisfied: (i) the diminution in the Participant’s position, duties or reporting responsibilities is solely and directly a result of the Company no longer being a publicly-traded company; (ii) the event resulting in the Company no longer being a publicly-traded entity is a leveraged buyout, acquisition by a private equity fund and/or other similar “going private” transaction and is not as a result of the acquisition of the Company or the business of the Company Group by another operating company or parent or subsidiary thereof; and (iii) the Participant continues to hold the same position and title with the Company and no other act or omission has then occurred that would constitute an event of Good Reason under this definition, or (B) the diminution in the Participant’s position, duties or reporting responsibilities is during a period of physical or mental incapacity of the Participant

(b)(A) a reduction in, or a change in the form of, either the Participant’s Base Salary or Minimum Target Bonus, as in effect immediately prior to such reduction or change, or (B) a reduction in the aggregate amount of the material benefits provided to the Participant, as in effect immediately prior to such reduction or change, other than an across-the-board reduction applicable to all senior Participant officers of the Company Group; or

(c)the relocation, without the Participant’s consent, of the Participant’s principal place of business to a location that is more than 60 miles from the Participant’s primary business location as in effect immediately prior to such relocation or, if applicable, from a subsequent primary business location agreed to by the Participant.

In order to constitute Good Reason under this Plan, (1) the Participant must provide written notification of the Participant’s intention to resign within 30 days after the Participant knows or has reason to know of the occurrence of any such event, (2) such event or condition is not corrected, in all material respects, by the Company Group within 20 days of its receipt of such notice, and (3) the Participant resigns the Participant’s employment with the Company Group not more than 30 days following the expiration of the 20-day period described in the foregoing clause (2).

Notwithstanding the forgoing, it shall not be an event of Good Reason under this Plan for the Company Group (1) to adopt (or subsequently amend) one or more claw-back, mandatory deferral or other risk management policies related to the Company Group’s incentive compensation plans or arrangements, including without limitation the Company’s Executive Compensation Recoupment Policy, the Company’s Performance and Equity Incentive Plan, and any award agreements related thereto and any other recoupment policies or equity incentive plans or awards, (2) to adopt (or subsequently amend) stock ownership guidelines related to the Company’s common stock or (3) to subject the compensation payable to the Participant under this Plan to these policies or guidelines; provided that, except as otherwise required by law, such policies are generally applicable to the Company Group’s executive officers.

“Government Agency” shall have the meaning set forth in Section 7(k) of this Plan. “Law” shall have the meaning set forth in Section 7(k) of this Plan.

“Minimum Target Bonus” shall mean the Participant’s minimum annual target Bonus in effect immediately prior to the Participant’s termination of employment (but disregarding, for the purpose of any severance computation under this Plan, any reduction that forms the basis for a Good Reason termination).

“Participant” shall have the meaning set forth in Section 4(b) of this Plan. “Participation Agreement” shall have the meaning set forth in Section 4(b) of this Plan.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or Subsidiary of the Company.

“Plan” shall have the meaning set forth in Section 1 above.

“Proprietary Information” shall have the meaning set forth in Section 7(d) of this Plan. “Restricted Area” shall have the meaning set forth in Section 7(a) of this Plan. “Restricted Business” shall have the meaning set forth in Section 7(a) of this Plan. “Safe Harbor Cap” shall have the meaning set forth in Section 6(a) of this Plan.

“Section 409A” shall mean Section 409A of the Code, and the Treasury Regulations and other guidance promulgated thereunder.

“Section 21F of the Exchange Act” shall have the meaning set forth in Section 7(k) of this

Plan.

“Separation from Service” shall have the meaning set forth in Section 5(f)(v) of this Plan. “Severance Amount” shall have the meaning set forth in Section 5(c)(i)(1) of this Plan. “Short-Term Deferral Date” shall have the meaning set forth in Section 5(f)(i) of this Plan. “Specified Employee” shall have the meaning set forth in Section 5(f)(iv) of this Plan.

“Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

“Termination Amount” shall have the meaning set forth in Section 5(a) of this Plan.

4.Eligibility and Participation

(a)Eligibility. Each Executive Vice President of the Company will be eligible to participate in this Plan (each, an “Eligible Executive”).

(b)Participation. To become a participant in this Plan (“Participant”), an Eligible Executive and the Company must execute a participation agreement in the form set forth in Exhibit A hereto (or in another form approved by the Committee) (“Participation Agreement”). The executed Participation Agreement will constitute an agreement between the Company and the Eligible Executive that shall bind both to the terms of this Plan and shall bind their heirs, executors, administrators, successors, and assigns, both present and future. An Eligible Executive shall become a Participant in this Plan on the date that the Participation Agreement has been signed by both the Eligible Executive and the Company.

5.Termination and Severance

Subject to the provisions set forth in this Section 5, the Company shall have the right to terminate the Participant’s employment hereunder, and the Participant shall have the right to resign the Participant’s employment with the Company, at any time for any reason or for no stated reason. For purposes of this Plan, the terms “terminate,” “terminated,” “termination” and “resignation” mean a termination of the Participant’s employment that constitutes a Separation from Service (as defined in Section 5(f)(v) hereof).

(a)Termination Amount. Upon a termination of the Participant’s employment with the Company for any reason, the Participant shall be entitled to receive the following amounts (collectively, the “Termination Amount”) on the next regularly scheduled payroll date after the date of the Participant’s termination of employment: (i) any accrued and unpaid Base Salary for services performed up to and including the date of the Participant’s termination or resignation, as applicable, (ii) a cash payment (calculated on the basis of the Participant’s Base Salary then in effect) for all unused paid time off days that the Participant may have accrued as of the Participant’s date of termination (subject to the terms of the Company’s then applicable vacation policies), and (iii) any unpaid reimbursement for business expenses the Participant is entitled to receive under the applicable Company policies.

(b)Termination for Cause; Resignation Without Good Reason.

(i)If the Participant’s employment with the Company is terminated by the Company for Cause or if the Participant resigns without Good Reason, the Participant shall be entitled to receive the Termination Amount. Except to the extent required by the terms of any applicable compensation or benefit plan or program (including, but not limited to, the Company’s Equity Plan Retirement Policy, the Company’s Performance and Equity Incentive Plan and award agreements related thereto) or otherwise required by applicable law, the Participant shall have no right under this Plan or otherwise to receive any other compensation or to participate in any other plan, program or arrangement after such termination or resignation of employment with respect to the year of such termination or resignation and later years.

(ii)Termination of the Participant’s employment for Cause shall be communicated by delivery to the Participant of a written notice from the Board stating that the Participant will be terminated for Cause, specifying the particulars thereof and the effective date of such termination; provided, however, that upon receipt of such notice, the Participant shall have (1) an opportunity to cure the matter constituting Cause within 30 days following the Participant’s receipt of such notice (provided that the event constituting Cause is then susceptible to cure) and

(2) an opportunity, together with the Participant’s counsel, to be heard by the Board. The date of the Participant’s termination for Cause shall be the date of termination specified by the resolution of the Board; provided, however, that such termination shall not become effective until no earlier than the date of the meeting of the Board described in clause (2) of the preceding sentence.

(iii)The date of a resignation without Good Reason by the Participant shall be the date specified in a written notice of resignation to the Company. The Participant shall provide at least 30 days’ advance written notice of resignation without Good Reason; provided, however, that the Company, in its sole discretion, may waive the notice requirement in whole or in part.

(c)Termination Without Cause; Resignation for Good Reason.

(i)If the Participant’s employment with the Company is terminated by the Company without Cause or if the Participant resigns from the Participant’s employment hereunder for Good Reason, then, in addition to the Termination Amount and the payment of any unpaid earned Bonus for the year immediately preceding the year in which such termination or resignation occurs, the Participant shall be entitled to receive:

(1)an amount equal to the sum of the following amounts (collectively, the “Severance Amount”):

(A)an amount equal to the pro rata portion of the Bonus for the year in which the termination or resignation occurs, calculated by multiplying (x) the Minimum Target Bonus for the year of termination by (y) a fraction, the numerator of which is the number of days the Participant was employed during the year of such termination or resignation and the denominator of which is 365; plus

(B)an amount equal to the Applicable Multiple (as defined below) multiplied by the sum of: (i) the Base Salary in effect for the year of termination or resignation and (ii) the Minimum Target Bonus; and

(2)continuation of applicable medical, dental and life insurance benefits (based on the coverage in effect for the Participant and the Participant’s dependents at the time of such termination or resignation, but excluding any supplemental medical expense reimbursement insurance provided by the Company Group), from the date of termination or resignation until the earlier to occur of (A) the Applicable Multiple of years from the date of termination or (B) the date the Participant becomes eligible for comparable benefits provided by a third party (in either case, the “Continuation Period”); provided, however, that the continuation of such benefits shall be subject to the respective terms of the applicable plan, as in effect from time to time, and the timely payment by the Participant of the Participant’s applicable share of the applicable premiums in effect from time to time during the Continuation Period. To the extent that reimbursable medical and dental care expenses constitute deferred compensation for purposes of Section 409A, the Company shall reimburse the medical and dental care expenses as soon as practicable consistent with the Company’s practice, but in no event later than the last day of the calendar year next following the calendar year in which such expenses are incurred.

For purposes of this Section 5(c), “Applicable Multiple” means (i) one, in the event termination or resignation occurs prior to a Change in Control of the Company; and (ii) two, in the event termination or resignation occurs on or after a Change in Control of the Company. Notwithstanding the foregoing, if within six months prior to the date on which a Change in Control occurs, the Participant’s employment with the Company Group is terminated by the Company without Cause or resignation by the Participant for Good Reason, and it is reasonably demonstrated that such termination of employment or resignation for Good Reason event was in contemplation of the Change in Control, then the Applicable Multiple shall be two, but the Severance Amount payable as a result of such revised calculation shall be reduced by any Severance Amount previously paid to the Participant under this Section 5(c) by the Company Group as a result of such termination or resignation of employment.

(ii)Subject to the compliance rules set forth in Section 5(f), the Severance Amount shall be paid in a lump sum on the first business day of the third calendar month following the calendar month in which termination by the Company without Cause or resignation by the Participant for Good Reason is effective (or, in the event of the Participant’s death, after the date of the Participant’s termination without Cause or resignation for Good Reason but prior to the date of payment, to the Participant’s estate or beneficiary, as applicable, together with interest, within 30 days following the date of the Participant’s death).

(iii)The payment of the Severance Amount and the continuation of benefits, pursuant to this Section 5(c), shall be contingent upon the Participant executing a full release and waiver of claims against the Company Group (which release and waiver of claims, once executed and irrevocable, shall not apply to the Company’s obligation to pay the Severance Amount and continue benefits hereunder), in a form approved by the Board, that becomes irrevocable not later than the last day of the second calendar month following the calendar month in which the Participant’s termination or resignation becomes effective in accordance with this Section 5(c). If the Participant fails to execute a full release and waiver of claims against the Company Group that becomes irrevocable on or before the last day of the second calendar month following the calendar month in which the Participant’s termination or resignation becomes effective, the Company Group’s obligations under this Section 5(c) shall terminate and the Participant shall not be entitled to further payment of the Severance Amount or the continuation of benefits.

(iv)The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Participant. The date of resignation for Good Reason shall be the date specified in a written notice of resignation from the Participant to the Company; provided, however, that no such written notice shall be effective unless the cure period specified in the definition of “Good Reason” has expired without the Company Group having corrected the event or events subject to cure.

(d)Disability; Death.

(i)If, as a result of the Participant’s incapacity due to physical or mental illness (such incapacity being determined by the Board in its reasonable discretion), the Participant shall have been absent from the Participant’s full-time duties for the Company for the entire period of six consecutive months (“Disability”), then, in addition to any earned and unpaid Bonus for the year immediately preceding the year in which the death or Disability occurs, the Participant’s employment shall terminate at the end of the six-month period.

(ii)Upon a termination pursuant to this Section 5(d) as a result of Disability or as a result of the Participant’s death, the Participant (or the Participant’s estate or beneficiary, as applicable) shall be entitled to receive:

(1)the Termination Amount; and

(2)an amount equal to the pro rata portion of the Bonus for the year in which the termination occurs, calculated by multiplying (x) the Minimum Target Bonus for the year of termination by (y) a fraction, the numerator of which is the number of days the Participant was employed during the year of termination and the denominator of which is 365.

(iii)If the Participant’s employment is terminated pursuant to this Section 5(d) as a result of the Participant’s Disability, then subject to Section 5(f), the pro rata Bonus shall be paid in a lump sum on the first business day of the third calendar month following the calendar month in which termination pursuant to this Section 5(d) is effective.

(iv)If the Participant’s employment is terminated as of result of the Participant’s death, the pro rata Bonus shall be paid within 30 days after the date of the Participant’s death.

(e)No Right to Other Compensation and Benefits; Treatment of Equity Awards. Except to the extent required by the terms of any applicable compensation or benefit plan or program or otherwise required by applicable law, the Participant shall have no right under this Plan or otherwise to receive any other compensation or to participate in any other plan, program or arrangement after such termination. Without limiting the generality of the foregoing, (i) the treatment of any equity awards shall be governed by the applicable award agreements and underlying equity plan documents, (ii) if at the time of termination or resignation described in this Plan the Participant is “retirement eligible” within the meaning of the Company’s Equity Plan Retirement Policy, the entitlements provided thereunder shall be governed by such policy, and

(iii) the payment of any amounts payable to the Participant under this Plan shall not limit or otherwise affect the Participant’s rights under the aforementioned agreements, documents, and policies.

(f)Section 409A Compliance.

(i)If, at the time of the Participant’s termination or resignation with the Company, the Participant is a Specified Employee (as defined below), then the Severance Amount, the pro rata Bonus contemplated by Section 5(d) and any other amounts payable under this Plan that the Company determines constitutes deferred compensation within the meaning of Section 409A of the Code and which are subject to the six-month delay required by Treas. Reg. Section 1.409A- 1(c)(3)(v), shall be delayed and not paid to the Participant until the first business day following the six-month anniversary of the Participant’s date of termination or resignation (the “Short-Term Deferral Date”), at which time such delayed amounts will be paid to the Participant in a cash lump sum (the “Catch-Up Amount”).

(ii)If payment of an amount is delayed as a result of this Section 5(f), such amount shall be increased with interest from the date on which such amount would otherwise have been paid to the Participant but for this Section 5(f) to the day prior to the date the Catch-Up Amount is paid. The rate of interest shall be the applicable short-term federal rate applicable under Section 7872(f)(2)(A) of the Code for the month in which the date of the Participant’s termination or resignation occurs. Such interest shall be paid at the same time that the Catch-Up Amount is paid.

(iii)If the Participant dies on or after the date of the Participant’s termination or resignation and prior to the Short-Term Deferral Date, any amount delayed pursuant to this Section 5(f) shall be paid to the Participant’s estate or beneficiary, as applicable, together with interest, within 30 days following the date of the Participant’s death.

(iv)“Specified    Employee”    has    the    meaning    set    forth    in Section 409A(a)(2)(B)(i) of the Code. The determination of whether the Participant constitutes a Specified Employee on the date of the Participant’s termination or resignation shall be made in accordance with the Company’s established methodology for determining Specified Employees.

(v)“Separation from Service” means a “separation from service” from the Company within the meaning of the default rules under the final regulations issued pursuant to Section 409A of the Code.

(vi)The provisions of this Section 5(f) shall apply notwithstanding any provision of this Plan related to the timing of payments following the Participant’s termination or resignation.    For purposes of applying the provisions of Section 409A to this Plan, each separately identifiable amount to which the Participant is entitled under this Plan shall be treated as a separate payment.

6.Section 4999 Excise Tax Limitation

(a)In the event that it shall be determined that (X) any amount or benefit paid, distributed or otherwise provided to the Participant by the Company Group, whether pursuant to this Plan or otherwise (collectively, the “Covered Payments”), would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), and (Y) the reduction of the amounts payable to the Participant under this Plan or with respect to stock options and equity awards to the maximum amount that could be paid to the Participant without giving rise to the Excise Tax (the “Safe Harbor Cap”) would provide the Participant with a greater after-tax amount than if such amounts were not reduced, then, subject to the further limitations set forth herein, the Covered Payments shall be reduced (but not below zero) to the Safe Harbor Cap. The reductions, if applicable, shall be made to the extent necessary in the following order: (i) the acceleration of vesting of stock options and other equity awards with an exercise price that exceeds the then fair market value of the stock subject to the award; (ii) the payments under Section 5(c)(i)(1)(A) hereof; (iii) the payments under Section 5(c)(i)(1)(B) hereof; (iv) the continuation of benefits under Section 5(c)(i)(2) hereof; and (v) the acceleration of vesting of all other stock options and equity awards. For purposes of reducing the Covered Payments to the Safe Harbor Cap, only amounts payable under this Plan and with respect to stock options and equity awards (and no other Covered Payments) shall be reduced. If the reduction would not result in a greater after-tax result to the Participant, no amounts payable under this Plan or with respect to stock options and equity awards shall be reduced pursuant to this provision.

(b)A nationally recognized firm of independent accountants, selected by the Company after consultation with the Participant, shall perform the foregoing calculations. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. Such accounting firm shall apply the provisions of this Section 6 in a reasonable manner and in good faith in accordance with then prevailing practices in the interpretation and application of Section 4999 of the Code. For purposes of applying the provisions of this Section 6, the Company shall be entitled to rely on the written advice of legal counsel or such accounting firm as to whether one or more Covered Payments constitute “parachute payments” under Section 4999 of the Code.

(c)The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Participant within 30 calendar days after the date that such accounting firm has been engaged to make such determinations or such other time as requested by the Company or the Participant. If payments are reduced to the Safe Harbor Cap or the accounting firm determines that no Excise Tax is payable by the Participant without a reduction in Covered Payments, it shall furnish the

Company and the Participant with an opinion to such effect, that the Participant is not required to report any Excise Tax on the Participant’s federal income tax return, and that the failure to report the Excise Tax, if any, on the Participant’s applicable federal income tax return will not result in the imposition of a negligence or similar penalty. Any good faith determinations of the accounting firm made hereunder shall be final, binding, and conclusive upon the Company and the Participant.

7.Protection of the Company Group’s Interests

(a)No Competing Employment. For so long as the Participant is employed by the Company, and (i) during a period of two years after the Participant’s employment with the Company has been terminated by reason of termination without Cause or resignation for Good Reason in which the Applicable Multiple is two, or (ii) during a period of one year after the Participant’s employment with the Company Group has been terminated in all other circumstances (such period of employment and applicable post-employment period hereinafter referred to as the “Restricted Period”), the Participant shall not, without the prior written consent of the Board, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that competes with the business of the Company Group by providing, anywhere within the “Restricted Area” as defined below, any goods or services provided or under development by the Company Group at the effective date of the Participant’s termination of employment (the “Business”); provided, however, that this Section 7(a) shall not proscribe the Participant’s ownership, either directly or indirectly, of less than one percent of any class of securities which are regularly traded on a national securities exchange or interdealer quotation system. For this purpose, “Restricted Area” means any geographic area in which the Company is providing goods or services, or is planning to provide goods or services within the Restricted Period, in each case at the effective date of the Participant’s termination of employment.

(b)No Interference. During the Restricted Period, the Participant shall not, directly or indirectly, whether for the Participant’s own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company Group),

(i) solicit, or endeavor to entice away from the Company Group, or otherwise interfere with the relationship of the Company Group with, any person or entity who is, or was within the then most recent 12-month period, (A) employed by, or otherwise engaged to perform services for, the Company Group, or (B) a customer or client of the Company Group, (ii) assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of this Section 7(b) if such activity were carried out by the Participant, and, in particular, the Participant agrees that the Participant will not, directly or indirectly, induce any employee of the Company Group to carry out any such activity, or (iii) otherwise interfere with the business of the Company Group.

(c)Non-Disparagement. Subject to Section 7(k) and (l) of this Plan, for so long as the Participant is employed by the Company Group, and at all times thereafter, the Participant shall not intentionally make any public statement, or publicly release any information, that disparages or defames the Company Group, or any of its officers and directors, and shall not intentionally cause or encourage any other person to make any such statement or publicly release any such information.

(d)Confidentiality. The Participant understands and acknowledges that, in the course of the Participant’s employment, the Participant has had and will continue to have access to and will learn confidential information regarding the Company Group that concerns the technological innovations, operations and methodologies of the Company Group, including, without limitation, business plans, financial information, protocols, proposals, manuals, procedures and guidelines, computer source codes, programs, software, know-how and specifications, inventions, copyrights, trade secrets, market information, Developments (as hereinafter defined), data and customer information (collectively, “Proprietary Information”). The Participant recognizes that the use or disclosure of Proprietary Information could cause the Company Group substantial loss and damages, which could not be readily calculated, and for which no remedy at law would be adequate. Accordingly, the Participant agrees that for so long as the Participant is employed by the Company Group, and at all times thereafter, the Participant shall keep confidential and shall not, directly or indirectly, disclose any such Proprietary Information to any third party, except as required to fulfill the Participant’s duties in connection with the Participant’s positions within the Company Group, and shall not misuse, misappropriate or exploit such Proprietary Information in any way. The restrictions contained herein shall not apply to the extent provided in Section 7(k) or (l) of this Plan or to any information which the Participant can demonstrate (i) was already available to the public at the time of disclosure, or subsequently became available to the public, otherwise than by breach of this Plan, or (ii) was the subject of a court order to disclose.

“Developments” shall mean all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts and ideas, whether or not patentable, and works of authorship relating to the present or planned activities, or the products and services of the Company Group.

(e)Exclusive Property. The Participant confirms that all Proprietary Information is and shall remain the exclusive property of the Company Group. All business records, papers and documents kept or made by the Participant relating to the business of the Company Group shall be and remain the property of the Company. Upon the termination of the Participant’s employment with the Company or upon the request of the Company at any time, the Participant shall promptly deliver to the Company Group, and shall not, without the consent of the Company, retain copies of any written materials not previously made available to the public, or records and documents made by the Participant or coming into the Participant’s possession concerning the business or affairs of the Company Group; provided, however, that subsequent to any such termination, the Company shall provide the Participant with copies (the cost of which shall be borne by the Participant) of any documents that are requested by the Participant and that the Participant has determined in good faith are (i) required to establish a defense to a claim that the Participant has not complied with the Participant’s duties hereunder or (ii) necessary to the Participant in order to comply with applicable law.

(f)Assignment of Developments. During the Participant’s employment, all Developments that are at any time made, reduced to practice, conceived or suggested by the Participant, whether acting alone or in conjunction with others, shall be the sole and absolute property of the Company Group, free of any reserved or other rights of any kind on the Participant’s part, and the Participant hereby irrevocably assigns, conveys and transfers any and all right, title and interest that the Participant may have in such Developments to the Company Group. If such Developments were made, reduced to practice, conceived or suggested by the Participant during or as a result of the Participant’s employment relationship with the Company, the Participant shall promptly make full disclosure of any such Developments to the Company and, at the Company Group’s cost and expense, do all acts and things (including, among others,the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company Group of the Participant’s right, title and interest, if any, to such Developments. The Participant acknowledges and agrees that any invention, concept, design or discovery that concretely relates to or is associated with the Participant’s work for the Company Group that is described in a patent application or is disclosed to a third party, directly or indirectly, by the Participant during the Restricted Period shall be the property of and owned by the Company Group, and such disclosure by patent application (except by way of a patent application filed by any member of the Company Group) or otherwise shall constitute a breach of this Section 7.

(g)Injunctive Relief. Without intending to limit the remedies available to the Company Group, the Participant acknowledges that a breach of any of the covenants contained in this Section 7 may result in material irreparable injury to the Company Group or any of its members for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Participant from engaging in activities prohibited by this Section 7 or such other relief as may be required to specifically enforce any of the covenants in this Section 7, without the Company being required to show any actual damage or to post an injunction bond.

(h)Enforceability. Should any of the time periods or the geographic area set forth in this Section 7 be held to be unreasonable by any court of competent subject matter jurisdiction, the parties hereto agree to petition such court to reduce the time period or geographic area to the maximum time period or geographic area, as applicable, permitted by governing law.

(i)Periods Following the Termination of Employment. Subject to the provisions of Sections 7(a) and (b), the provisions of this Section 7 shall continue in effect in accordance with the provisions hereof following termination of employment.

(j)Reciprocity of Obligations. Notwithstanding anything to the contrary in this Plan, in the event the Company is obligated to pay the Severance Amount under Section 5(c) of this Plan, the Participant’s obligations under Section 7(a) of this Plan shall be conditioned upon payment of the Severance Amount in the manner contemplated by Section 5(c) of this Plan; provided, however, that, without limiting any other remedies available to the Company, in the event of the Participant’s material breach of Section 7(a), (b), (c) or (d) of this Plan, the Company shall cease to have any obligation as of the date of such breach to make any payments under Section 5(c) of this Plan; provided further, that the Participant’s obligations under Section 7(a) shall apply if the Company does not pay the Severance Amount to the Participant as a result of the failure of the Participant to deliver the release contemplated by Section 5(c)(iii) or the failure of such release to become effective in accordance with its terms as a result of the Participant having exercised any right of rescission or revocation applicable to such release. The party alleging a breach described in this Section 7(j) shall provide prompt written notice of such breach to the other party hereto, and the party receiving such notice shall have 10 days from the date of delivery of such notice (as determined in accordance with Section 15 hereof) to cure such breach to the reasonable satisfaction of the party delivering such notice. The party delivering the notice shall not be released of its obligations hereunder unless the 10-day cure period shall have expired without the alleged breach having been cured in the manner described in the previous sentence.

(k)Legally-Protected Communications and Disclosures. Notwithstanding any other provision of this Plan to the contrary, no provision of this Plan shall prevent, restrict, limit, impede or otherwise interfere with the Participant’s ability to exercise any rights he may have to (i) engage in legally-protected employee communications, including without limitation protections under Section 7 of the National Labor Relations Act, (ii) file a charge or complaint or initiate an investigation with the Department of Justice, Equal Employment Opportunity Commission, Inspector General, National Labor Relations Board, Occupational Safety and Health Administration, Securities and Exchange Commission or any other federal, state or local governmental or regulatory agency, authority or commission or staff thereof (each a “Government Agency”), (iii) report a possible violation of any federal, state or local statute, rule, regulation, ordinance or other law (“Law”) to any Government Agency or making other disclosures that are protected under the whistleblower protections of any applicable Law, including without limitation reporting possible violations of Law in accordance with Section 21F of the Securities Exchange Act of 1934, as amended, and rules promulgated thereunder (“Section 21F of the Exchange Act”),

(iv) respond to a lawful subpoena, or (v) comply with any other legal obligation. Further, notwithstanding any other provision of this Plan to the contrary, no provision of this Plan shall limit the Participant’s ability to (i) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to or permission by the Company, or (ii) receive any award for information provided to any Government Agency. Without limiting the generality of the foregoing, the provisions of Section 21F of the Exchange Act shall be effective as of August 12, 2011 or such other date as may be required by law.

(l)Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Plan to the contrary, effective as of May 11, 2016 or such other date as may be required by law:

(i)the Participant will not be held criminally or civilly liable under any federal, state or local trade secret law for any disclosure of a trade secret that is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document that is filed under seal in a lawsuit or other proceeding; and

(ii)if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Company's trade secrets to the Company's attorney and use the trade secret information in the court proceeding if the Company: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

8.Administration

a)Authority of Committee. The Plan shall be administered, construed and interpreted by the Committee, or any other committee which shall be appointed by and serve at the pleasure of the Board. Subject to the terms of this Plan and applicable laws, and in addition to other express powers and authorizations conferred on the Committee by this Plan, the Committee shall have full power and authority in its discretion to:

(i)designate Participants, determine eligibility for participation in this Plan and decide all questions concerning eligibility for, and the amount payable, under this Plan;(ii) make all determinations under this Plan concerning the termination of any Participant’s employment or service with the Company or a Subsidiary or affiliate, including whether such termination occurs by reason of Cause, Good Reason, Disability, death, or in connection with a Change in Control and whether a leave constitutes a termination of employment;

(iii)interpret and administer this Plan;

(iv)establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate; and

(xiii)    make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan, subject to the exclusive authority of the Board under Section 9 to amend or terminate this Plan.

(b)Committee Discretion Binding. Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or affiliate, any Participant. A Participant may contest a decision or action by the Committee with respect to such Person only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

(c)Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

(d)No Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan, and the Company shall fully indemnify all members of the Committee with respect to any such action or determination.

9.Amendment

The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. Notwithstanding the foregoing, no amendment, modification, termination or suspension that reduces the benefits to which a Participant is entitled under this Plan, or adversely affects a Participant’s eligibility or obligations hereunder, will take effect for a period of at least twelve (12) months after the date such amendment, modification, termination or suspension is approved by the Board; provided, that to the extent such amendment, modification or suspension is approved following a Change in Control, or it is reasonably demonstrated that such amendment, modification or suspension was adopted in contemplation of a Change in Control, then such amendment, modification or suspension shall not take effect until at least twenty-four (24) months following the Change in Control. Notwithstanding the foregoing, the Committee may amend the Plan at any time to the extent necessary to comply with Section 409A; provided that, to the extent possible, such amendment does not reduce the benefits of an employee who is already a Participant.

10.Disclaimer of Rights

No provision in this Plan or Participation Agreement shall be construed to confer upon any individual the right to remain in the employ of the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any Participant, at any time, or to terminate any employment or other relationship between any individual and the Company.

11.Arbitration

Any controversy or claim arising out of or relating to this Plan shall be determined by arbitration in accordance with the then-existing Commercial Rules of the American Arbitration Association. The place of arbitration shall be Palm Beach County, Florida. There shall be one arbitrator, to be selected jointly by the Company and the Participant; provided, however, if the Company and the Participant cannot agree, the arbitrator shall be appointed by the American Arbitration Association. The Company shall initially pay the fees of the arbitrator, provided that the prevailing party shall be entitled to recover reasonable attorneys’ fees, sales and use taxes, costs (including the arbitrator’s fees) and all expenses even if not taxable as court costs, incurred in the arbitration proceeding or any legal proceeding to enforce any award granted thereunder, in addition to any other relief to which such party or parties may be entitled. Notwithstanding the foregoing, the Company agrees to reimburse the Participant, to the full extent permitted by law, for all legal fees and expenses that the Participant may reasonably incur as a result of any contest by the Company, the Participant or others of the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof (including as a result of any contest by the Participant about the amount of any payment pursuant to this Plan) (each, a “Contest”); provided, that the Company shall not be obligated to reimburse a Participant for legal fees and expenses unless the Participant prevails on at least one material claim (regardless of by whom brought); provided, further, that the Participant shall have submitted an invoice for such fees and expenses not later than 30 days after the final resolution of such Contest and the Company shall make such payment within 30 days of the date on which the invoice is so submitted, and the Participant’s right to have the Company pay such legal fees and expenses may not be liquidated or exchanged for any other benefit. The parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury; provided, however, that this Section 11 will not prevent the Company Group from seeking equitable or injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter hereof relating to a breach or violation or threatened breach or violation of the Participant’s obligations under Section 7 hereof; provided further that this Section 11 will not prevent either party from enforcing any arbitration award granted hereunder in any court having jurisdiction over the parties.

12.Payment of Amounts and Benefits

Notwithstanding any other provision of this Plan to the contrary, payment of any amount or benefits under this Plan may be paid, distributed or otherwise provided to the Participant by a member of the Company Group.

13.Severability

If any provision of this Plan or any Participant Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

14.Successors

The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will require a successor to all or substantially all or the business or assets of the Company to assume expressly and to agree to perform the obligations under this Plan in the same manner and to the same extent that the Company would be required to perform under this Plan if no such succession had taken place.

15.Notices

All notices, requests, consents and other communications required or permitted under this Plan shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to the Participant:

To the address of the Executive as reflected on the books and records of the Company

If to the Company:

SBA COMMUNICATIONS CORPORATION

8051 Congress Avenue

Boca Raton, Florida 33487-1307 Attn: President

or to such other address as any party may designate by notice complying with the provisions of this Section 15. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

16.Claims and Appeals

Participants may submit claims for benefits by giving notice to the Committee pursuant to Section 15 of this Plan. If a Participant believes that the Participant has not received coverage or benefits to which the Participant is entitled under the Plan, the Participant may notify the Committee in writing of a claim for coverage or benefits pursuant to Section 15 of this Plan. If the claim for coverage or benefits is denied, in whole or in part, the Committee shall notify the applicant in writing of such denial within thirty (30) days (which may be extended to sixty (60) days under special circumstances), with such notice setting forth: (i) the specific reasons for the denial; (ii) the Plan provisions upon which the denial is based; (iii) any additional material or information necessary for the applicant to perfect the Participant claim; and (iv) the procedures for requesting a review of the denial. Upon a denial of a claim by the Committee, the Participant may: (x) request a review of the denial by the Committee or, where review authority has been so delegated, by such other person or entity as may be designated by the Committee for this purpose; (y) review any Plan documents relevant to the Participant claim; and (z) submit issues and comments to the Committee or its delegate that are relevant to the review. Any request for review must be made in writing and received by the Committee or its delegate within sixty

(60) days of the date the applicant received notice of the initial denial, unless special circumstances require an extension of time for processing. The Committee or its delegate will make a written ruling on the applicant's request for review setting forth the reasons for the decision and the Plan provisions upon which the denial, if appropriate, is based. This written ruling shall be made within thirty (30) days of the date the Committee or its delegate receives the applicant's request for review unless special circumstances require an extension of time for processing, in which case, a decision will be rendered as soon as possible, but not later than sixty (60) days after receipt of the request for review. All extensions of time permitted by this Section 16 will be permitted at the sole discretion of the Committee or its delegate. If the Committee does not provide the Participant with written notice of the denial of the Participant appeal, the Participant's claim shall be deemed denied. Notice provided to the Company under Section 15 of this Plan shall constitute notice to the Committee.

19.Type of Plan

This Plan is intended to be, and shall be interpreted as an unfunded employee welfare plan under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 2520.104-24 of the Department of Labor Regulations, maintained primarily for the purpose of providing employee welfare benefits, to the extent that it provides welfare benefits, and under Sections 201, 301 and 401 of ERISA, as a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation, to the extent that it provides such compensation, in each case, for a select group of management or highly compensated employees (i.e., a “top hat” plan).

Governing Law

The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to conflicts of laws thereof.

EXHIBIT A

SBA COMMUNICATIONS CORPORATION EXECUTIVE SEVERANCE PLAN PARTICIPATION AGREEMENT

DATE:

TO:

FROM:

SUBJECT:SBA Communications Corporation Executive Severance Plan Participation Agreement (“Participation Agreement”)

I am pleased to advise that you have been designated as an “Eligible Executive” for the purposes of the SBA Communications Corporation Executive Severance Plan, as amended from time to time (“Plan”). A copy of the current Plan document is enclosed.

This means that, upon your execution of this Participation Agreement, you will be eligible to receive the severance benefits described in the Plan in the event your employment is terminated by the Company without Cause (as defined in the Plan) or you resign for Good Reason (as defined in the Plan). If you have any questions please contact me or [name], [title].

By signing the attached signature page and in consideration of the opportunity to participate in the Plan, you agree to be bound by the terms of the Plan, including the covenants set forth in Section 7 of the Plan. Your participation in the Plan does not confer any rights to continue in the employ of SBA Communications Corporation or any of its subsidiaries or affiliates.

Please sign the attached signature page and return the original to me as soon as possible. Best regards,

SBA COMMUNICATIONS CORPORATION EXECUTIVE SEVERANCE PLAN PARTICIPATION AGREEMENT

I, , have read the SBA Communications Corporation Executive Severance Plan (the “Plan”) and agree to its terms, and I agree to be bound by the terms of the covenants in Section 7 of the Plan. This Participation Agreement supersedes any and all prior agreements and communications, whether written or oral, between the Company and me regarding the subject matter of the Plan.

Signature Date:

[Signature Page to the Plan Participation Agreement]